Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
925.924.5630
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
925.924.5676
shawn.dainas@polycom.com

Polycom Reports Third Quarter 2011 Earnings

Q3 Revenue Growth of 23 Percent Year-over-Year to a Record $379 Million

PLEASANTON, Calif. – Oct. 19, 2011 – Polycom, Inc. (Nasdaq: PLCM), the global leader in standards-based unified communications (UC), today reported its earnings for the third quarter ended September 30, 2011.

Third quarter 2011 consolidated net revenues were a record $379 million, compared to $308 million for the third quarter of 2010. GAAP net income for the third quarter of 2011 was $24 million, or 13 cents per diluted share, compared to $17 million, or 10 cents per diluted share, for the same period last year. Non-GAAP net income for the third quarter of 2011 was $48 million, or 26 cents per diluted share, compared to non-GAAP net income of $34 million, or 19 cents per diluted share, for the third quarter of 2010. Note that the share and per share data for all periods presented in this release have been adjusted to reflect the two-for-one stock split that was effective July 1, 2011.

The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

On a geographic basis, consolidated net revenues for the third quarter of 2011 were comprised of:

•	52 percent Americas, or $197 million, an increase of 16 percent year-over-year;

•	24 percent Europe, Middle East, and Africa, or $92 million, an increase of 23 percent year-over-year; and

•	24 percent Asia Pacific, or $90 million, an increase of 41 percent year-over-year.

“Polycom has clearly emerged as the premier UC provider that delivers customers a seamless and secure video collaboration solution from immersive telepresence to the desktop to the world’s leading mobile devices,” said Andrew Miller, Polycom president and CEO. “Leveraging the Polycom RealPresence™ Platform, we believe that we are best positioned to capture the network effect of video communications being driven by the demand for real-time collaboration in the workplace and social networks. Our powerful software-based cloud and mobility strategy is beginning to take shape as evidenced by our recent partnership and acquisition announcements.”

“Polycom generated significant Q3 revenue growth in the emerging geographies and the US Federal market,” said Michael Kourey, Polycom’s executive vice president, finance and administration, and CFO. “In addition, our acquisition of HP’s visual collaboration solution is already performing well, securing new, large customers in Q3 for Polycom’s leading full UC portfolio. Although partially offset by lower year-over-year revenue growth in the enterprise customer segment, Polycom generated solid operating results, including a 37% increase in net income year-over-year. Net of the strategic acquisitions and stock repurchases in the period, Polycom exited Q3 with $540 million in cash and investments and no debt.”

Q3 2011 Business Highlights

•	Strong revenue growth in emerging geographies—up over 50 percent year-over-year

•	Key certifications and momentum with US Federal sector, growing bookings nearly 40 percent year-over-year

•	Polycom Open Collaboration Network™ partners generated approximately 26 percent of revenues

•	Completed HP Visual Collaboration acquisition with excellent initial results

•	Unveiled cloud-based software strategy, bringing secure HD video collaboration to the broadest range of business, video, mobile, and social networking applications

•	Announced partnership with Jive Software to integrate Polycom HD video into Jive’s social business platform

Earnings Call Details

Polycom will hold a conference call today, Oct. 19, 2011, at 5 p.m. EDT/2 p.m. PDT to discuss its third quarter earnings. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the US and Canada, by calling 800.897.4662; and for callers outside of the US and Canada, by calling 212.231.2915. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21540950. A replay of the call will be available on www.polycom.com for approximately 12 months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding Polycom as being best positioned to capture the network effect of video communications and the drivers for such demand. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to the Company that may result from new executive hires; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends, and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in standards-based unified communications (UC) solutions for telepresence, video, and voice, powered by the Polycom RealPresence platform. The RealPresence platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best TCO, scalability, and security – on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

© 2011 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2011				September 30, 2011
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$302,435	$—		$302,435	$889,362	$—		$889,362
Service revenues	76,582	—		76,582	199,429	—		199,429

Total revenues	379,017	—		379,017	1,088,791	—		1,088,791

Cost of revenues:
Cost of product revenues	121,271	3,657	(a)	117,614	352,922	11,211	(a)	341,711
Cost of service revenues	31,164	1,349	(b)	29,815	82,540	2,975	(b)	79,565

Total cost of revenues	152,435	5,006		147,429	435,462	14,186		421,276

Gross profit	226,582	(5,006)		231,588	653,329	(14,186)		667,515

Operating expenses:
Sales and marketing	113,108	7,966	(b)	105,142	320,717	19,191	(b)	301,526
Research and development	53,589	4,876	(b)	48,713	147,116	10,991	(b)	136,125
General and administrative	22,347	5,833	(c)	16,514	61,993	13,048	(c)	48,945
Amortization of purchased intangibles	3,009	3,009		—	6,093	6,093		—
Restructuring costs	1,264	1,264		—	4,739	4,739		—
Acquisition-related costs	3,578	3,578		—	7,924	7,924		—

Total operating expenses	196,895	26,526		170,369	548,582	61,986		486,596

Operating income	29,687	(31,532)		61,219	104,747	(76,172)		180,919
Other income (expense), net	(1,298)	—		(1,298)	(3,305)	(500	)(d)	(2,805)

Income before provision for income taxes	28,389	(31,532)		59,921	101,442	(76,672)		178,114
Provision for income taxes	4,669	(6,918	)(e)	11,587	15,201	(23,694	)(e)	38,895

Net income	$23,720	$(24,614)		$48,334	$86,241	$(52,978)		$139,219

Basic net income per share	$0.13	$(0.14)		$0.27	$0.49	$(0.30)		$0.79

Diluted net income per share	$0.13	$(0.13)		$0.26	$0.47	$(0.30)		$0.77

Weighted average shares outstanding for basic net income per share	177,249			177,249	176,325			176,325

Weighted average shares outstanding for diluted net income per share	182,519			182,519	181,816			181,816

(a)	For the three months ended September 30, 2011, the excluded amount includes $2,753 related to the amortization of purchased intangibles for core and existing technologies, $767 for stock-based compensation expense recorded during the period and $137 related to the effect of stock-based compensation on warranty expense rates. For the nine months ended September 30, 2011, the excluded amount includes $8,829 related to the amortization of purchased intangibles for core and existing technologies, $2,017 for stock-based compensation expense recorded during the period and $365 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended September 30, 2011, the excluded amount includes $5,486 for stock-based compensation expense recorded during the period and $347 for the legal costs related to the indemnification of a former officer of the Company. For the nine months ended September 30, 2011, the excluded amount includes $11,409 for stock-based compensation expense recorded during the period and $1,639 for the legal costs related to the indemnification of a former officer of the Company.
(d)	Excluded amount represents the impairment of an investment in a private company.
(e)	For the three months ended September 30, 2011 the excluded amount represents the tax impact on expenses which are excluded in items (a)-(c) above. For the nine months ended September 30, 2011, the excluded amount represents the tax impact on expenses which are excluded in items (a)-(d) above, as well as a $7,487 benefit related to the resolution of a multi-year tax audit.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
	GAAP	Excluded	Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$255,496	$—	$255,496	$728,348	$—		$728,348
Service revenues	52,573	—	52,573	150,510	—		150,510

Total revenues	308,069	—	308,069	878,858	—		878,858

Cost of revenues:
Cost of product revenues	99,913	4,044 (a)	95,869	291,463	12,310	(a)	279,153
Cost of service revenues	25,371	849 (b)	24,522	74,390	2,988	(b)	71,402

Total cost of revenues	125,284	4,893	120,391	365,853	15,298		350,555

Gross profit	182,785	(4,893)	187,678	513,005	(15,298)		528,303

Operating expenses:
Sales and marketing	97,214	7,095 (b)	90,119	282,491	20,658	(b)	261,833
Research and development	38,278	2,339 (b)	35,939	108,423	7,788	(b)	100,635
General and administrative	19,440	4,322 (c)	15,118	55,627	13,013	(c)	42,614
Amortization of purchased intangibles	1,406	1,406	—	4,267	4,267		—
Restructuring costs	3,301	3,301	—	6,574	6,574		—
Litigation reserves and payments	—	—	—	1,235	1,235		—

Total operating expenses	159,639	18,463	141,176	458,617	53,535		405,082

Operating income	23,146	(23,356)	46,502	54,388	(68,833)		123,221
Other income (expense), net	293	249 (d)	44	(7,931)	(5,324	)(d)	(2,607)

Income before provision for income taxes	23,439	(23,107)	46,546	46,457	(74,157)		120,614
Provision for income taxes	6,171	(6,512)	12,683	11,174	(20,111)		31,285

Net income	$17,268	$(16,595)	$33,863	$35,283	$(54,046)		$89,329

Basic net income per share	$0.10	$(0.10)	$0.20	$0.21	$(0.32)		$0.53

Diluted net income per share	$0.10	$(0.09)	$0.19	$0.20	$(0.31)		$0.51

Weighted average shares outstanding for basic net income per share	170,626		170,626	170,090			170,090

Weighted average shares outstanding for diluted net income per share	175,968		175,968	175,728			175,728

(a)	For the three months ended September 30, 2010, the excluded amount includes $3,321 related to the amortization of purchased intangibles for core and existing technologies, $610 for stock-based compensation expense recorded during the period and $113 related to the effect of stock-based compensation on warranty expense rates. For the nine months ended September 30, 2010, the excluded amount includes $9,996 related to the amortization of purchased intangibles for core and existing technologies, $1,968 for stock-based compensation expense recorded during the period and $346 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended September 30, 2010, the excluded amount includes $3,904 for stock-based compensation expense recorded during the period and $418 for severance. legal and other costs associated with the CEO transition in May 2010. For the nine months ended September 30, 2010, the excluded amount includes $9,008 for stock-based compensation expense recorded during the period and $4,005 for severance, legal and other costs associated with the CEO transition in May 2010.
(d)	For the three months ended September 30, 2010, the excluded amount represents the net gain realized during the period on preferred equity securities for which we previously recognized a loss as the securities were deemed to be other than temporarily impaired. For the nine months ended September 30, 2010, the excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired, net of any subsequent realized gains.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$289,016	$324,188
Short-term investments	202,181	170,154
Trade receivables, net	205,968	154,507
Inventories	110,829	113,994
Deferred taxes	33,939	32,357
Prepaid expenses and other current assets	50,292	41,884

Total current assets	892,225	837,084
Property and equipment, net	120,532	110,321
Long-term investments	48,345	41,316
Goodwill and purchased intangibles	645,793	519,685
Deferred taxes	16,568	18,388
Other assets	20,884	20,611

Total assets	$1,744,347	$1,547,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$100,563	$90,890
Accrued payroll and related liabilities	35,147	35,222
Deferred revenue	132,071	104,919
Other accrued liabilities	53,013	54,651

Total current liabilities	320,794	285,682
Non-current liabilities
Deferred revenue	72,600	55,292
Taxes payable	15,285	16,690
Deferred taxes	802	2,057
Other non-current liabilities	12,986	12,714

Total liabilities	422,467	372,435
Stockholders’ equity	1,321,880	1,174,970

Total liabilities and stockholders’ equity	$1,744,347	$1,547,405

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Product revenues	$302,435	$255,496	$889,362	$728,348
Service revenues	76,582	52,573	199,429	150,510

Total revenues	379,017	308,069	1,088,791	878,858

Cost of revenues:
Cost of product revenues	121,271	99,913	352,922	291,463
Cost of service revenues	31,164	25,371	82,540	74,390

Total cost of revenues	152,435	125,284	435,462	365,853

Gross profit	226,582	182,785	653,329	513,005

Operating expenses:
Sales and marketing	113,108	97,214	320,717	282,491
Research and development	53,589	38,278	147,116	108,423
General and administrative	22,347	19,440	61,993	55,627
Amortization of purchased intangibles	3,009	1,406	6,093	4,267
Restructuring costs	1,264	3,301	4,739	6,574
Acquisition-related expenses	3,578	—	7,924	—
Litigation reserves and payments	—	—	—	1,235

Total operating expenses	196,895	159,639	548,582	458,617

Operating income	29,687	23,146	104,747	54,388
Other income (expense), net	(1,298)	293	(3,305)	(7,931)

Income before provision for income taxes	28,389	23,439	101,442	46,457
Provision for income taxes	4,669	6,171	15,201	11,174

Net income	$23,720	$17,268	$86,241	$35,283

Basic net income per share	$0.13	$0.10	$0.49	$0.21

Diluted net income per share	$0.13	$0.10	$0.47	$0.20

Weighted average shares outstanding for basic net income per share	177,249	170,626	176,325	170,090

Weighted average shares outstanding for diluted net income per share	182,519	175,968	181,816	175,728

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net income	$86,241	$35,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,732	29,728
Amortization of purchased intangibles	14,943	14,263
Provision for excess and obsolete inventories	6,189	3,337
Non-cash stock based compensation	46,583	42,410
Impairment of private company investments	500	—
Excess tax benefits from stock-based compensation	(13,330)	(6,649)
Write down of investments other than temporarily impaired	—	6,530
Loss on disposals of property and equipment	738	215
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(49,553)	(14,621)
Inventories	1,261	(34,217)
Deferred taxes	(1,383)	(5,068)
Prepaid expenses and other assets	(4,705)	(24,353)
Accounts payable	9,466	19,323
Taxes payable	11,553	3,571
Other accrued liabilities	30,395	31,913

Net cash provided by operating activities	177,630	101,665

Cash flows from investing activities:
Purchases of property and equipment	(45,404)	(51,816)
Purchases of investments	(306,199)	(291,613)
Proceeds from sale of investments	31,687	98,311
Proceeds from maturities of investments	235,412	138,894
Net cash paid in purchase acquisitions	(139,041)	—

Net cash used in investing activities	(223,545)	(106,224)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	40,495	43,796
Repurchase of common stock	(43,082)	(69,264)
Excess tax benefits from stock-based compensation	13,330	6,649

Net cash provided by (used in) financing activities	10,743	(18,819)

Net decrease in cash and cash equivalents	(35,172)	(23,378)
Cash and cash equivalents, beginning of period	324,188	331,098

Cash and cash equivalents, end of period	$289,016	$307,720